Exhibit 107

Calculation of Filing Fee Table

Form 424(b)(5)

(Form Type)

Watsco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid	Equity	Common stock, $0.50 par value	457(r) and Rule 457(o)	(1)	N/A	$400,000,000.00	0.00014760	$59,040.00(2)	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$400,000,000.00		$59,040.00

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$59,040.00

(1)

This supplement No. 3 (the “Supplement”) to the prospectus supplement, dated November 4, 2021 (the “Prospectus Supplement”), as supplemented by that certain supplement No. 1 dated February 25, 2022 and that certain supplement No. 2 dated November 3, 2023, relates to the offer by Watsco, Inc., a Florida corporation (the “registrant”), to Robert W. Baird & Co. Incorporated (“Baird”) of up to $400,000,000 of the Company’s Common stock, par value $0.50 per share (the “Common stock”) in connection with the third amended and restated sales agreement, dated May 3, 2024 (the “Sales Agreement”), by and between the registrant and Baird. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant’s Registration Statement on Form S-3ASR (File No. 333-260758) (the “Registration Statement”) shall be deemed to cover any additional shares of Common stock to be offered or issued from stock splits, stock dividends, recapitalizations, or similar transactions with respect to the Common stock being registered. Prior to entry into the Sales Agreement, the registrant had been able to issue and sell up to $300,000,000 of Common stock through Baird pursuant to the second amended and restated sales agreement, dated as of November 3, 2023, between the registrant and Baird, and, as of the date of the Supplement, the registrant had sold 757,000 shares of Common stock under the Prospectus Supplement and the accompanying prospectus for an aggregate gross sales price of $298,455,276 (the “Prior Offering”). The registrant satisfied the filing fee obligation with respect to the Prior Offering by offsetting the fees related thereto as set forth in the Prospectus Supplement.

(2)	Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act. Represents payment of registration fees previously deferred in connection with the Registration Statement paid herewith.